Exhibit 99.1

Gaxos.ai Inc. Announces Exercise of Warrants for $3.24 Million Gross Proceeds

Roseland, NJ, September 20, 2024 (GLOBE NEWSWIRE) -- Gaxos.ai Inc. (NASDAQ: GXAI), (“Gaxos” or the “Company”), a company developing artificial intelligence applications across various sectors, today announced that it has entered into a definitive agreement for the exercise of certain existing warrants to purchase an aggregate of 1,256,734 shares of its common stock originally issued in March 2024 and having an original exercise price of $5.50 per share, at a reduced exercise price of $2.58 per share. The issuance and sale of the shares of common stock issuable upon exercise of the existing warrants is registered pursuant to an effective registration statement on Form S-3 (File No. 333-278513).

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the existing warrants for cash, the Company will issue new unregistered warrants to purchase up to an aggregate of 2,513,468 shares of common stock (the “new warrants”). The new warrants will be immediately exercisable at an exercise price of $2.33 per share. New warrants to purchase 1,256,734 shares of common stock will have a term of five and one-half years from the issuance date, and new warrants to purchase 1,256,734 shares of common stock will have a short term of twenty-four months from the issuance date.

The offering is expected to close on or about September 23, 2024, subject to satisfaction of customary closing conditions. The gross proceeds to the Company from the exercise of the existing warrants and the issuance of new warrants are expected to be approximately $3.24 million, prior to deducting placement agent fees and offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to Gaxos intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The new warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock issuable upon exercise of the new warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the new warrants issued in the private placement and the shares of common stock underlying the new warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon the exercise of the new warrants.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Gaxos.ai Inc.

Gaxos.ai isn’t just developing applications; it’s aim is to redefine the human-AI relationship. Our offerings are being expanded to include health and wellness, as well as gaming. We’re committed to addressing health, longevity, and entertainment, through AI solutions.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs and are subject to market and other conditions. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Forward-looking statements include statements regarding, the ability of the Company to consummation of the offering, the satisfaction of the closing conditions of the offering and the use of proceeds therefrom. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC.

Gaxos.ai Inc. Company Contact

Investor Relations

E: ir@gaxos.ai

T: 1-888-319-2499

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